Exhibit 21.1

SUBSIDIARIES OF

SUNSTONE HOTEL INVESTORS, INC.

Buy Efficient LLC	Sunstone Holdco 5, LLC	Sunstone Red Oak, LLC
EP Holdings, LLC	Sunstone Holdco 6, LLC	Sunstone RIP, LLC
Pico Ventures, LLC	Sunstone Holdco 7, LLC	Sunstone Sea Harbor Holdco, LLC
Rochester BevFlow, Inc.	Sunstone Holdco I, LLC	Sunstone Sea Harbor Lessee, Inc.
Rochester DC, LLC	Sunstone Holt Lessee, Inc.	Sunstone Sea Harbor, LLC
Rochester RIBM Lessee, Inc.	Sunstone Holt, LLC	Sunstone SH Hotels, LLC
RTS Lessee, Inc.	Sunstone Hotel Acquisitions, LLC	Sunstone SHOP Lessee, Inc.
SHP DT Bevflow, Inc.	Sunstone Hotel Investors, Inc.	Sunstone SHOP, LLC
SHP Lessee Corp	Sunstone Hotel Partnership, LLC	Sunstone Sidewinder Lessee, Inc.
SHP Lessee II Corp	Sunstone Hotel TRS Lessee, Inc.	Sunstone Sidewinder, LLC
SHP Lessee III Corp	Sunstone Hotels Rochester, LLC	Sunstone Sunflower, LLC
SHP Ogden, LLC	Sunstone Hotels, LLC	Sunstone Sunflower Lessee, Inc.
Sun BB, LLC	Sunstone Jamboree Lessee, Inc.	Sunstone Top Gun Lessee, Inc.
Sun CHP I, Inc.	Sunstone Jamboree, LLC	Sunstone Top Gun, LLC
Sun Manhattan, LLC	Sunstone K9 Lessee, Inc.	Sunstone Valley River Lessee, Inc.
Sun Napa Merlot Lessee, Inc.	Sunstone K9, LLC	Sunstone Valley River, LLC
Sun SHP II, LLC	Sunstone Kahler Lessee, Inc.	Sunstone Westwood, LLC
Sunstone 42nd Street Lessee, Inc.	Sunstone Kahler, LLC	Sunstone Wharf Lessee, Inc.
Sunstone 42nd Street, LLC	Sunstone LA Airport Lessee, Inc.	Sunstone Wharf SPE, LLC
Sunstone Big Beaver Lessee, Inc.	Sunstone LA Airport, LLC	Sunstone Wharf, LLC
Sunstone Big Beaver, LLC	Sunstone LaSalle Lessee, Inc.	Sunstone Windy Hill, LLC
Sunstone Broadhollow Lessee, Inc.	Sunstone LaSalle, LLC	Sunstone Windy Hills Lessee, Inc.
Sunstone Broadhollow, LLC	Sunstone Leesburg Lessee, Inc.	Sunstone/WB Manhattan Beach Lessee, Inc.
Sunstone Broadway Lender, LLC	Sunstone Leesburg, LLC	SWW No. 1, LLC
Sunstone Broadway, LLC	Sunstone Longhorn GP, LLC	TTS Facilities, LLC
Sunstone Center Court Lessee, Inc.	Sunstone Longhorn Holdco, LLC	WB Sunstone-Lake Oswego, LLC
Sunstone Center Court, LLC	Sunstone Longhorn Lessee GP, LLC	WB Sunstone-Portland, Inc.
Sunstone Cowboy GP, LLC	Sunstone Longhorn Lessee, LP	WB Sunstone-Portland, LLC
Sunstone Cowboy Lessee GP, LLC	Sunstone Longhorn, LP	WB Sunstone-Riverside, LLC
Sunstone Cowboy Lessee, LP	Sunstone MacArthur Lessee, Inc.	WHP BevFlow, LLC
Sunstone Cowboy, LP	Sunstone MacArthur, LLC	WHP Hotel Lessee 1, Inc.
Sunstone Downtown Lessee, Inc.	Sunstone Napa, LLC	WHP Hotel Lessee 3, Inc.
Sunstone Downtown, LLC	Sunstone North State Lessee, Inc.	WHP Hotel Owner 2A, LLC
Sunstone Durante Lessee, Inc.	Sunstone North State, LLC	WHP Manager-1, LLC
Sunstone Durante, LLC	Sunstone Ocean Lessee, Inc.	WHP Manager-3, LLC
Sunstone East Pratt GP, LLC	Sunstone Ocean, LLC	WHP Mezz Borrower-1, LLC
Sunstone East Pratt Lessee, Inc.	Sunstone OP Properties, LLC	WHP Mezz Borrower-2, LLC
Sunstone East Pratt, LP	Sunstone Outparcel, LLC	WHP PPE Owner-1, LLC
Sunstone El Camino Lessee, Inc.	Sunstone Philly GP, LLC	WHP Texas Beverage1, Inc.
Sunstone El Camino, LLC	Sunstone Philly Lessee, Inc.	WHP Texas Beverage2, Inc.
Sunstone Hartsfield Lessee, Inc.	Sunstone Philly, LP
Sunstone Hartsfield, LLC	Sunstone Pledgeco, LLC
Sunstone Hazelwood, LLC	Sunstone Quincy Lessee, Inc.
Sunstone Holdco 3, LLC	Sunstone Quincy, LLC
Sunstone Holdco 4, LLC	Sunstone Red Oak Lessee, Inc.